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                                                                     EXHIBIT 5.1

                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
               Telephone: (650) 496-9300 Facsimile: (650) 493-6811


                                December 13, 2001

PC-Tel, Inc.
1331 California Circle
Milpitas, California 95035

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about December 13, 2001 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 300,000 shares of your Common Stock (the "Shares") issuable under the Stock Option Agreement dated November 15, 2001 in favor of Jeffrey A. Miller for an option to purchase 150,000 shares of PC-Tel, Inc. Common Stock and the Stock Option Agreement dated November 15, 2001 in favor of John Schoen for an option to purchase 150,000 shares of PC-Tel, Inc. Common Stock (the "Agreements"). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Agreements.

     It is our opinion that, when issued and sold in the manner described in the Agreements, the Shares will be legally and validly issued, fully-paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                       Very truly yours,

                                       /s/ WILSON SONSINI GOODRICH & ROSATI

                                       WILSON SONSINI GOODRICH & ROSATI
                                       Professional Corporation